Exhibit 10.2

AMENDMENT TO PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN

THIS AMENDMENT TO PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN (this “Amendment”) is effective as of May 22, 2024. All capitalized terms in this Amendment, to the extent not otherwise defined herein, shall have the meaning assigned to them in the Plan (as defined below).

RECITALS

WHEREAS, the Board of Directors (the “Board”) and shareholders of Private Bancorp of America, Inc., a California corporation (the “Company”), previously adopted the Private Bancorp of America, Inc. Equity Incentive Plan (the “Plan”); and

WHEREAS, the Board and the shareholders of the Company have approved an amendment to the Plan to increase the number of Shares reserved for issuance pursuant to Awards granted under the Plan.

NOW, THEREFORE, the following amendment is hereby made to the Plan:

1.	Amendment to Section 3(a). The reference to “400,000” in Section 3(a) of the Plan is hereby amended and restated in its entirety to read “600,000”.

2.

Ratification; Continuing Effectiveness. Except as expressly modified by this Amendment, the Plan shall remain in full force and effect in accordance with its terms. This Amendment shall be deemed an amendment to the Plan and is effective as of the date first set forth above. Upon the effectiveness of this Amendment, all references in the Plan to “the Plan” or “this Plan,” as applicable, shall refer to the Plan, as modified by this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, the Company has executed this AMENDMENT TO PRIVATE BANCORP OF AMERICA, INC. EQUITY INCENTIVE PLAN effective as of the date first above written.

COMPANY

PRIVATE BANCORP OF AMERICA, INC.

By:	/s/ Rick L. Sowers
Name:	Rick L. Sowers
Its:	Chief Executive Officer